AMENDMENT TO
                          REAL ESTATE CONTRACT OF SALE

THIS AMENDMENT TO REAL ESTATE CONTRACT OF SALE (this "Amendment") dated as of the 11th day of November, 2002, is made by and between Marc Richman, Venture Manager (the "Seller"), and Homes for America Holdings, Inc., a Nevada corporation, and its successors or assigns (the "Purchaser").

                                    RECITALS:

R.1. Seller and Purchaser have entered into and delivered that certain Real Estate Contract of Sale made effective August 14, 2002 (the "Original Agreement"), relating to the purchase and sale of that certain parcel of land containing approximately Thirteen (13) acres out of John Hardin Survey, Abstract No. 545, in the City of Mesquite, Dallas County, Texas, and described as part of the "Property" in the Original Agreement.

R.2. Under ss. 9 of the Original Agreement, the Purchaser has a Inspection Period expiring on November 11, 2002, to conduct its investigation of the Property and determine whether it is suitable for Purchaser's intended use.

R.3. Purchaser requires an additional extension of the Feasibility Period to complete its investigation and Seller has agreed that the Inspection Period shall extend until Friday, January 3, 2003.

NOW,   THEREFORE,   in   consideration   of  the  foregoing   recitals  and  the
representations and covenants herein exchanged and other good and valuable consideration the receipt and sufficiency of which the parties acknowledge, the Purchaser and Seller agree as follows:

1. Extension of Inspection Period.The Original Agreement is hereby amended by extending the ninety (90) day period defined as the Inspection Period to and including Friday, January 3, 2003, until 5:00 p.m., Mesquite, Texas time.

2. Additional Deposit Due Date. The Original Agreement currently requires Purchaser to deposit additional Earnest Money in the amount of Twenty Five Thousand Dollars ($25,000) at the end of the Inspection Period. That deposit requirement is hereby extended to the end of the extended Inspection Period, Friday, January 3, 2003.

3. Entirety; Effect of Amendment. The recitals are incorporated as if set forth in full herein and capitalized terms used and not otherwise defined have the meanings as provided by the Original Agreement. This Amendment sets forth in entirety the parties' agreement on amending the Original Agreement and except as modified by this Amendment, all of the terms and provisions of the Original Agreement are hereby ratified and confirmed by Seller and Purchaser and shall remain in full force and effect.

4. Effective Date; Counterparts. This Amendment shall become effective immediately upon its execution and delivery by both parties. To facilitate execution, this Amendment may be executed in one or more counterparts and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. Each party by executing this Amendment agrees that it may be delivered by facsimile transmission and relied upon by the other party as if original counterparts were exchanged. All counterparts of this Amendment shall be deemed originals and shall collectively constitute but one instrument and agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates set forth beneath their respective signatures below:

MARC RICHMAN, VENTURE MANAGER

/s/ Marc Richman
---------------------------------
By:     Marc Richman
Its:    Venture Manager

HOMES FOR AMERICA HOLDINGS, INC.

/s/ Robert A. MacFarlane
---------------------------------
By:    Robert A. MacFarlane
Its:   Chairman and CEO


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